EXHIBIT 99.1

Santo Launches its Groovy Centralized Blockchain to Power its Cannabis NFT QR Authentication Platform

MEDELLIN, ANTOQUIA, COLOMBIA, December 13, 2023 /EINPresswire.com/ -- Santo Mining Corp., dba Santo Blockchain Labs (USOTC:SANP), A trailblazing firm in the software development field, pioneering a 4IRSaaS ecosystem tailored for the cannabis industry; under the brand name GROOVY, announces today that the Company has gone live with its centralized blockchain ecosystem.

This innovative platform addresses the growing need for transparency and trust in the cannabis industry, where counterfeit products pose a significant threat to consumer safety and brand reputation. By leveraging the immutability and security of blockchain technology, the platform ensures the authenticity of cannabis products. Our Groovy centralized blockchain can achieve significantly higher transaction throughput compared to other decentralized counterparts. This is because we are the single authority to validate transactions, eliminating the need for consensus mechanisms like Proof of Work or Proof of Stake. This makes them suitable for high-volume applications such as supply chain management or loyalty programs.

Frank Yglesias CEO of Santo stated: "there were 4 key components for developing the Groovy blockchain as a centralized or closed blockchain, and they were the following:

1-Security:

The Groovy ecosystem's centralized blockchain can offer a higher degree of security compared to decentralized blockchains. This is because we are the central authority, giving us greater control over the network and we have the ability to take immediate action to address any security vulnerabilities.

2-Regulatory Compliance:

In some cases, a centralized blockchain may be better suited for compliance with regulations. This is because the central authority can be held accountable for ensuring that the network complies with all applicable laws and regulations.

3-Customization:

Centralized blockchains can be customized to meet the specific needs of a particular application. This allows for a more tailored solution that can address the unique challenges of a particular industry or organization.

4-Cost-effectiveness:

Building and maintaining a centralized blockchain is generally less expensive than a decentralized one. This is because there is no need for expensive hardware or software infrastructure to support a large network of nodes. Additionally, the centralized authority can more easily manage the costs associated with network operations.

ABOUT GROOVY

GROOVY's Gamified Retro Mobile Reward Engagement system combines nostalgic vibes of the '70s with modern-day gamification techniques to create an immersive and interactive experience for users. The system includes product authentication through QR codes, instant feedback, earning groovy points, tiered point system, unlocking retro-themed rewards, leaderboards, and special challenges. The platform also offers seamless integration with social media platforms, customizable posts, and an earning mechanism for social endorsements. Users can earn immediate rewards for sharing a product on their social media, earn a predetermined number of Groovy Points (GP), and earn additional GP for engagement. This system ensures that users are not just consumers but active participants in a lively and vibrant '70s theme community. The promise of rewards, combined with the assurance of product authenticity, makes this system a win-win for both users and businesses alike. Additionally, the platform recognizes the immense influence of social media in today's digital age.

ABOUT US

We are a forward-thinking firm rooted in the 4th industrial revolution, dedicated to providing comprehensive 4th Industrial Revolution Software-as-a-Service (4SaaS) solutions "4SaaS" solutions. In addition to blockchain, we harness other innovative technologies like IoT, AI, NFTs, and Data Analytics, specifically catering to the cannabis industry. Emulating the SaaS model, we design, manage, and optimize these advanced services, ensuring cannabis businesses flourish in today's digital era.

FORWARD-LOOKING STATEMENT

This communication contains "forward-looking statements" as defined in the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements address expected future business and financial performance and financial condition, and contain words like "expect," "anticipate," "intend," "plan," "believe," "seek," "will," "would," "target," and similar expressions and variations. Forward-looking statements address matters that are uncertain. Forward-looking statements are not guarantees of future performance and are based on assumptions and expectations which may not be realized. They are based on management's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates but involve a number of risks and uncertainties, many of which are beyond the company's control. Some of the important factors that could cause the company's actual results to differ materially from those discussed in forward-looking statements are: failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting our products; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; natural disasters and weather events and patterns; ability to protect and enforce the company's intellectual property rights; and separation of underperforming or non-strategic assets or businesses. The company undertakes no duty or obligation to publicly revise or update any forward-looking statements as a result of future developments, or new information or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and actual results may differ materially from the anticipated results. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements.

FRANJOSE YGLESIAS

Santo Mining Corp

+57 304 3120273

info@groovy.click

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